Exhibit 99.1

FORM Holdings Announces Name Change to XpresSpa Group

Stock to Trade under New Ticker Symbol “XSPA” on January 8

NEW YORK – January 5, 2018 – FORM Holdings Corp. (Nasdaq: FH), a diversified holding company, today announced that it has changed its corporate name to XpresSpa Group, Inc. The company will continue trading on Nasdaq, and will commence trading as “XSPA” on Monday January 8, 2018. The name change aligns with the company’s strategic direction and transformation into a pure-play health and wellness services company.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is the world’s largest airport spa company, offering services that are tailored specifically to the busy consumer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as exclusive luxury travel products and accessories. XpresSpa serves almost one million customers per year at its locations in the United States, Holland, and the United Arab Emirates. XpresSpa Group’s non-core assets include Group Mobile, Infomedia, and intellectual property assets. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com.

Contacts:

XpresSpa Group, Inc.

Jeff Sonnek

ICR

646-277-1263

Jeff.Sonnek@icrinc.com